EXHIBIT 4.3

Letter of appointment of Clayton Brendish, dated 4 July 2002, and a further letter dated 24 September 2002, incorporated into this annual report by reference from the Company’s Annual Report on Form 20-F (File No. 1-8819) for the year ended March 31, 2003 dated June 4, 2003.